Maravai LifeSciences Announces CEO Leadership Transition

-William “Trey” Martin, III appointed to succeed Carl Hull as Chief Executive Officer
- Hull to Serve as Executive Chairman of the Board of Directors

SAN DIEGO, Calif. – October 3, 2022 - Maravai LifeSciences, Inc. (NASDAQ: MRVI), a global provider of life science reagents and services to researchers and biotech innovators, announced today that its Board of Directors has appointed William “Trey” Martin, III as its chief executive officer (CEO). Mr. Martin comes to Maravai most recently from Danaher Corporation, where he was the Senior Vice President of New Business, Genomic Medicine. Maravai's first CEO and co-founder Carl Hull will directly support Mr. Martin during this leadership transition and will remain with Maravai as Executive Chairman of the Board where he will continue to guide the company’s long-term strategy.
“Trey has established a strong leadership track record over the course of his career in nucleic acid synthesis, and has experience leading global teams, managing complex R&D programs, driving global commercial initiatives, and executing strategic acquisitions. Additionally, he has a stellar reputation for driving employee engagement and operational excellence,” said Carl Hull, Executive Chairman of Maravai. “Through my personal and professional interactions with Trey over the past fifteen years, and from my unique perspective as both a Board member and a significant shareholder, it is clear to me that he is the right choice to lead Maravai through its next phase of growth. I fully expect that his leadership and industry knowledge will benefit our customers, employees, and shareholders.”
Constantine “Dean” Mihas, Maravai Board member and Co-CEO and Managing Director of GTCR commented, “On behalf of Maravai’s Board of Directors, I want to thank Carl for his partnership over many years of service, during which time he formed Maravai and subsequently oversaw an extraordinary period of growth and operational expansion as CEO. We look forward to our ongoing collaboration with him in his new capacity as Executive Chairman of the Board, where we will continue to benefit from his guidance, business leadership and industry expertise.”

“Succession planning is one of the most important responsibilities we have as a board and we all were incredibly impressed by Trey’s expertise in genomics, particularly in the areas of mRNA, gene editing and nucleic acid chemistry. We also believe that his experience as a strategic operator in our space, along with his innate passion for the field, will enable him to drive Maravai’s growth strategy going forward,” added Mihas.

“I am thrilled to be joining Maravai, a global leader in nucleic acid production and biologic safety testing, at this exciting time in the company’s evolution. I want to commend Carl for his leadership and thank him and the Board for their confidence in me,” said Trey Martin, CEO of Maravai. “I look forward to leading the outstanding team at Maravai, as we seek to further advance the field and enable the development of drug therapies, diagnostics and novel vaccines.”

Mr. Martin brings more than 25 years of executive leadership experience in life sciences operations, engineering, sales and marketing. He was most recently Senior Vice President, Genomic Medicines, at Danaher Corporation. Mr. Martin originally joined Danaher with the acquisition of Integrated DNA Technologies (IDT) in 2018, and served as President of the IDT business there for over three years.

Prior to its acquisition, Mr. Martin held positions of increasing responsibility over more than two decades at IDT and contributed to the consistent growth and competitiveness of the company’s primary oligo synthesis business through organic and inorganic growth investments. Mr. Martin holds a Bachelor's degree in biochemistry from the University of Iowa.
Mr. Hull will remain involved with the strategic direction of Maravai as the Executive Chairman of the Board and will work together with Mr. Martin to help drive the Company forward. His focus will also be on supporting Mr. Martin throughout this leadership transition and leveraging their complementary skillsets to further improve the business. Mr. Hull co-founded Maravai in 2014.
The Company will further discuss the management transition plan on its third quarter 2022 earnings call currently scheduled for November 2, 2022.

About Maravai
Maravai is a leading life sciences company providing critical products to enable the development of drug therapies, diagnostics, and novel vaccines and to support research on human diseases. Maravai’s companies are leaders in providing products and services in the fields of nucleic acid synthesis and biologics safety testing to many of the world's leading biopharmaceutical, vaccine, diagnostics, and cell and gene therapies companies.

Forward-looking Statements
This press release may contain "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements in this press release which are not strictly historical statements constitute forward-looking statements, including, without limitation, statements related to our expectations for continued long-term growth and further success, constitute forward-looking statements identified by words like “will,” “expect,” “may,” “anticipate,” or “could” and similar expressions. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including continued demand for our COVID-19 related products and services, which currently comprise a significant portion of our revenue. These and other risks and uncertainties are described in greater detail in the “Risk Factors” section of our most recent Annual Report on Form 10-K and other filings with the U.S. Securities and Exchange Commission. Actual results may differ materially from those contemplated by these forward-looking statements, and therefore you should not rely upon them. These forward-looking statements reflect our current views and we do not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law.

Contact Information:
Media Contact: Sara Michelmore
MacDougall
+1 781-235-3060
maravai@macdougall.bio

Investor Contact: Deb Hart

Maravai LifeSciences
+ 1 858-988-5917
ir@maravai.com